UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM SB-2

Registration Statement
Under the Securities Act of 1933

Banner Resources Inc.
(Name of Small Business Issuer as Specified In Its Charter)

Nevada (State or jurisdiction of Incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0446606 (I.R.S. Employer Identification No.)

Suite 302, 2484 Haywood Avenue
West Vancouver, British Columbia, Canada V7V 1Y1
     Telephone No.: (604) 926-0508
(Address and telephone number principal
executive offices and place of business)

James H. Disher, President
Banner Resources Inc.
c/o 3990 Warren Way
           Reno, Nevada 89509
(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Fraser and Company LLP
999 West Hastings Street, Suite 1200
Vancouver, British Columbia, Canada V6C 2W2
Telephone No.: (604) 669-5244
Facsimile No.: (604) 669-5791

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ❒

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	3,000,000 (2)	$0.10	$300,000	$35.31
Common	5,445,000 (3)	$0.10	$544,500	$64.09
Total	8,445,000	$0.10	$844,500	$99.40

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). There is no established market for the price of our securities and the price of the offering has been arbitrarily determined by us.

(2) Offered by us. It is anticipated that the public offering price of the common stock will be $0.10 per share.

(3) Offered by the persons named in this prospectus under the caption "Selling Shareholders".

This prospectus relates to 8,445,000 shares of our common stock, of which 5,445,000 shares are offered by the persons named in this prospectus under the caption "selling shareholders". The shares of our common stock may be sold by the selling shareholders directly or through brokers or dealers. The shares may be offered from time to time by the selling shareholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or through other commonly used methods to trade publicly available stock, at market prices prevailing at the time of sale or negotiated prices. Until the shares of the Company are quoted for trading on the NASD OTC Bulletin Board (the "OTCBB"), the selling shareholders will sell their shares at a price of $0.10 per share. To be quoted on the OTCBB, we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.10 per share. Up to 3,000,000 shares of our common stock are being sold by us, at a price of $0.10 per share on a self-underwritten, best efforts basis, with no minimum. Our offering of 3,000,000 shares will commence on the date of this Registration Statement becoming effective and will end nine months thereafter unless we sell all the offered shares or we elect to terminate the offering prior to that final date. For the offering of 5,445,000 shares by the selling shareholders, the Company plans to update the Registration Statement for a period of nine months after the effective date of the Registration Statement.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

In the event of a stock split, stock dividend or similar transaction involving common stock of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities and Exchange Commission.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Banner Resources Inc.
3,000,000 shares of Common Stock at $0.10 per share and
5,445,000 shares of Common Stock by selling shareholders

Up to 3,000,000 common shares of Banner Resources Inc. ("Banner" or the "Company") are being sold by Banner at $0.10 per share by one of its officers, on a self-underwritten, best efforts basis, with no minimum purchase requirements by investors. The offering by Banner will commence on the effective date of this prospectus and will end nine months thereafter unless we sell all the offered shares or we elect to terminate the offering prior to that final date. We will not escrow the funds received in the purchase of our common shares. We will issue certificates for common shares purchased from us within 10 business days after receipt of a fully executed subscription agreement that is accepted by us and confirmation that funds for the purchase are in our account.

Up to 5,445,000 common shares of Banner are being sold by selling shareholders. For the offering of 5,445,000 shares by the selling shareholders, the Company plans to update the Registration Statement for a period of nine months after the effective date of the Registration Statement. Until the shares of the Company are quoted for trading on the NASD OTC Bulletin Board ("OTCBB"), the selling shareholders will sell their shares at a price of $0.10 per share. To be quoted on the OTCBB, we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.10 per share. These shares will be sold through a stock medium or exchange if the common shares is admitted for trading or listed thereon or in privately negotiated transactions. We will not receive any of the proceeds from the sale of these shares.

Prior to this offering, there has been no public market for our common shares. We have not engaged a market maker to apply to have our common shares quoted on the OTCBB, which is maintained by the National Association of Securities Dealers, Inc. If an application is not filed or if our market maker's application to have our common shares quoted on the OTCBB is not approved, there will be no trading market for our common shares. The shares will be priced based upon bid and ask quotes submitted by brokers or dealers.

SELLING SHAREHOLDERS MAY BE DEEMED TO BE STATUTORY "UNDERWRITERS" AND THEY AND THEIR BROKERS OR DEALERS MUST CONSULT LEGAL COUNSEL AND READ THE IMPORTANT LEGAL COMPLIANCE INFORMATION UNDER "PLAN OF DISTRIBUTION" HEREIN.

An investor should read the Risk Factors section of this prospectus, commencing on page 7 before deciding whether to invest in these securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________________, 2005.

TABLE OF CONTENTS
Prospectus Summary	5
Risk Factors	9
Use Of Proceeds	12
Determination Of Offering Price	14
Dilution	15
Selling Security Holders	16
Plan Of Distribution	18
Special Note Regarding Forward Looking Statements	24
Legal Proceedings	25
Directors, Executive Officers, Promoters and Control Persons	25
Executive Compensation	26
Security Ownership Of Certain Beneficial Owners And Management	26
Description of Securities	27
Interests of Named Experts and Counsel	28
Market For Common Equity And Related Stockholder Matters	29
Certain Relationships and Related Transactions	30
Business	30
Plan Of Operations	39
Available Information	40
Part F/S	42

Prospectus Summary

YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" on page 7.

BANNER RESOURCES INC. (the "Company" or "Banner") was incorporated under the laws of the State of Nevada on January 24, 2005. In February 2005, our directors negotiated the acquisition of the Chita claims and hired an independent professional geoscientist, Glen MacDonald, to assess the merits of the Chita claims. Based on the advice from Mr. MacDonald, our directors completed the acquisition of the Chita claims.

We are an exploration stage company that recently acquired our mineral property. Presently, our business plan is to perform exploration on our mineral property. Our only property, the Chita claims, consist of seven mineral claims covering 1,750 hectares located within the Chilcotin mountains in south-west British Columbia in the Clinton Mining Division. We intend to explore for base and precious metals on our property. There can be no assurance that valuable minerals exist on our property until proper geological work and analysis are performed. Our property has no proven or probable mineral reserves. We own a 100% undivided mineral interest in the mineral claims and our title to the mineral claims gives us the rights to any of the mineral deposits situated on the claims.

As of today's date we issued 320,000 shares of common stock to acquire a 100% undivided mineral interest in the Chita mineral claims located in the Clinton Mining District of British Columbia. Since inception, the Company has spent over $14,000 on geological reports, mapping, sampling and prospecting, which keeps the mineral claims in good standing until July 25, 2006. In order to renew our mineral claims and keep them in good standing, we have to spend approximately $11,600 (Cad$14,000) on the claims prior to July 25, 2006 and file an assessment report with the B.C. Mineral Titles Branch before July 25, 2006, or we will lose our claims. Further, we will have to pay Valor Mines Inc., seller of the claims, $25,000 per year as advance royalties commencing February 1, 2008. If we fail to pay Valor the $25,000 by February 1, 2008, we must transfer ownership of the mineral claims back to Valor.

We have started our initial exploration program for 2005, which will cost approximately $15,000. Depending on the results of the initial exploration program, if our geologist recommends a follow-up program in 2006, we will follow-up with more detailed mapping and sampling at an estimated minimum cost of $15,000. Our exploration program is not intended to evaluate our property for development. If we find mineralized material, we intend to raise additional capital to evaluate our property for the purpose of developing it.

In addition, we are actively reviewing additional mineral properties in Canada, U.S.A. and Africa for acquisition purpose. However, we have no current plans, arrangements or intentions to acquire any specific property. We have no current plans, arrangements or intentions to enter into a joint venture with any specific party. However, we are always open to speak to third parties to see if we would be inclined to enter into a joint venture.

Due to our lack of funds and short operating history incurring only expenses, our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. Our independent auditor pointed out that we incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern.

Our administrative office is located at Suite 302, 2484 Haywood Avenue, West Vancouver, British Columbia, Canada V7V 1Y1, telephone (604) 926-0508. Our registered office is located at 3990 Warren Way, Reno, Nevada 89509. Our fiscal year end is March 31.

The Offering of 3,000,000 shares by Banner
Securities Offered by Banner	Up to 3,000,000 shares of common stock offered on a self-underwritten best-efforts basis.

Common Stock Outstanding Prior to the Offering	6,945,000 shares
Common Stock Outstanding After the Offering	9,945,000 shares (assuming all 3,000,000 shares offered by Banner are sold)
Offering Price	The 3,000,000 shares are offered at $0.10 per share for total gross offering proceeds of $300,000 if the total offering is sold.
Terms of the Offering

There is no minimum offering. Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open for 9 months commencing on the effective date of this Prospectus, unless the total proceeds are earlier received or we determine, in our sole discretion to cease selling efforts.

Use of Proceeds

We will use the $300,000 proceeds to pay for offering proceeds, and conduct exploration activities on our mineral property, and to assess potential additional natural resource acquisitions or joint ventures in Canada, USA and Africa, as well as for operating working capital (see "Use of Proceeds").

Plan of Distribution

We plan to offer our shares only to residents of British Columbia, Canada and other non-United States residents. We will not be registering our shares with the British Columbia Securities Commission. We will be relying on exemptions to deliver a prospectus and to register under British Columbia securities laws by delivering to subscribers this Prospectus together with an Offering Memorandum on Form 45-103F1. Because we are not registering our shares under British Columbia securities laws, subscribers who are resident of British Columbia will have to hold their shares for four months and comply with certain conditions when reselling their shares. See "Self Underwriting by Banner - Resale Restrictions B.C. Securities Laws".

Restrictions on Marketability

We are selling our shares at $0.10 per share. If the bid price of our shares is less than $5.00 per share, our shares are considered "penny stock" for purposes of the Securities Exchange Act of 1934, as amended. Brokers effecting transactions in a penny stock are subject to additional customer disclosure and record keeping obligations. The additional obligations include disclosure of the risks associated with low price stocks, stock quote information and broker compensation. In addition, brokers making transactions in penny stocks are subject to additional sales practice requirements under the Exchange Act. These additional requirements include making inquiries into the suitability of penny stock investment for each customer or obtaining the prior written agreement of the customer for the penny stock purchase. Because of these additional obligations, some brokers will not effect transactions in penny stocks. If our shares trade below $5.00 per share when our Company is quoted for trading on the OTC Bulletin Board, this designation would have an adverse effect on the liquidity of our shares and your ability to sell our shares.

The Offering shares by Selling Shareholders
Securities Being Offered	Up to 5,445,000 shares of our common stock held by the selling shareholders named in this prospectus.
Offering Price and Plan of Distribution

The selling shareholders named in this prospectus will sell the 5,445,000 shares of our common stock offered under this prospectus at an offering price of $0.10 per offered share unless the offered shares are quoted on the OTCBB. We intend to apply to the OTCBB to allow for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. To be quoted on the OTCBB, we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Minimum number of Shares to be sold in this Offering	None.
Securities issued and to be issued	6,945,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the 5,445,000 shares to be sold under this prospectus will be sold by existing shareholders.
Term of Offering

We plan to update the Registration Statement for a period of nine months after the effective date of the Registration Statement. In addition, we will have to comply with reporting requirements of section 13 of the Exchange Act. The reports we will be required to file include Forms 10-KSB, 10-QSB and 8-K.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.
Plan of Distribution

Selling shareholders who are resident of British Columbia have to comply with additional conditions in selling their shares. See "Shares Offered By Selling Stockholders - Resale Restrictions B.C. Securities Laws".

Restrictions on Marketability

Until the shares of the Company are quoted for trading on the OTCBB, the selling shareholders will sell their shares at a price of $0.10 per share. If the bid price of our shares is less than $5.00 per share, our shares are considered "penny stock" for purposes of the Securities Exchange Act of 1934, as amended. Brokers effecting transactions in a penny stock are subject to additional customer disclosure and record keeping obligations. The additional obligations include disclosure of the risks associated with low price stocks, stock quote information and broker compensation. In addition, brokers making transactions in penny stocks are subject to additional sales practice requirements under the Exchange Act. These additional requirements include making inquiries into the suitability of penny stock investment for each customer or obtaining the prior written agreement of the customer for the penny stock purchase. Because of these additional obligations, some brokers will not effect transactions in penny stocks. If our shares trade below $5.00 per share when our Company is quoted for trading on the OTC Bulletin Board, this designation would have an adverse effect on the liquidity of our shares and your ability to sell our shares.

Summary Financial Information
	As of Jun. 30, 2005	As of Mar. 31, 2005
Balance Sheet Data:
Working Capital Deficit	($1,240)	($9,005)
Total Assets	$4,157	$10,147
Total Liabilities	$5,397	$19,152
Shareholder's Deficit	($1,240)	($9,005)
	Cumulative from Jan. 24, 2005 to Jun. 30, 2005
Statement of Operations Data:
Revenue	NIL	NIL
Total Expenses	$33,499	$15,764
Net Loss	($33,499)	($15,764)

INVESTMENT IN OUR COMPANY INVOLVES SIGNIFICANT RISKS BECAUSE OUR MINERAL CLAIMS ARE AT THE EXPLORATION STAGE AS OPPOSED TO THE DEVELOPMENT STAGE. OUR MINERAL CLAIMS DO NOT HAVE A KNOWN BODY OF COMMERCIAL ORE. THE COMPANY HAS USED AVAILABLE WORKING CAPITAL TO COMPLETE OUR INITIAL EXPLORATION PROGRAM CONSISTING OF A SAMPLING AND MAPPING PROGRAM AT AN ESTIMATED COST OF $15,000. FROM THESE RESULTS, IF OUR GEOLOGIST RECOMMENDS A FOLLOW-UP PROGRAM IN 2006, WE WILL FOLLOW-UP WITH MORE DETAILED MAPPING AND SAMPLING AT A MINIMUM ESTIMATED COST OF $15,000. IF WE RAISE LESS THAN $31,500, WE WILL NOT HAVE THE SUFFICIENT FUNDS TO CARRY OUT A FOLLOW-UP PROGRAM IN 2006.

Risk Factors

There is no assurance that our business will be profitable. We must conduct exploration to determine what amount, type and tenure of minerals, if any, exist on our property. We do not claim to have any reserves whatsoever at this time on any of our claims. An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

We are a recently organized business and you cannot evaluate the investment merits of our Company because we have no operating history.

Our Company is only recently organized with no operating history which makes it difficult to evaluate the investment merits of our Company. Our Company was recently organized on January 24, 2005 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of June 30, 2005, we incurred expenses of $33,499.

We may not be able to continue as a going concern if we do not obtain additional financing.

Due to our lack of funds and short operating history incurring only expenses, our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. Our independent auditor pointed out that we incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, with the exception of advancing funds for filing reports with the SEC, we believe that if we do not raise at least $60,000 from our offering, we may have to suspend or cease operations within 12 months.

If we do not obtain additional financing, our business will fail because we cannot fund our planned exploration program.

We are in the very early exploration stage and need the proceeds from our offering to continue exploring for mineralized material. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue its operations. If that occurs we will have to delay or cease operations.

As of June 30, 2005, we had cash in the amount of $4,157. We currently do not have any operations and we have no income. We do not have sufficient funds to carry out our follow-up exploration program in 2006, if the results of our initial exploration program is favorable. Other than the offering, we currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market price for base and precious metals and the cost of exploring for these minerals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We have no known mineral resources and if we cannot find any mineral resources we may have to cease operations.

We have no measured mineral bodies. If we do not find a mineral body or bodies containing valuable minerals or metals or if we cannot conduct further exploration of any discovered minerals, either because we do not have money to do it or because it is not economically feasible to do it, we may have to cease operations and you will loose your investment.

If we are unable to extend the expiration date for our mineral claim, we will lose our mineral interest.

The Chita claims expire on July 25, 2006. If we are unable to extend the expiration date, we will lose our mineral claim. In order to renew our mineral claims and keep it in good standing to July 25, 2007, we have to complete and file an assessment report detailing the equivalent of approximately $11,600 (Cad$14,000) in work on the claims for each year prior to the expiry date.

If we do not pay advance royalties to the vendor of the Chita claims, we will lose our mineral property.

Under the Property Acquisition Agreement, we are required to pay Valor $25,000 per year as advance royalties commencing February 1, 2008, to be applied towards the 2.5% Net Smelter Return royalty. If we fail to pay these advance royalties by February 1, 2008, we will have to transfer ownership of the Chita claims back to Valor. If we are required to do this, we will lose our only asset.

Because our Officers and Directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Disher presently spends approximately 20% of his business time on business management services for our Company and Mr. Krause plans to spend 5% of his time on the affairs of Banner. While Messrs. Disher and Krause presently possess adequate time to attend to our interests, it is possible that future demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Messrs. Disher and Krause may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels. Competing demands on their business time may cause them to have differing interest in approving significant corporate transactions from those of other stockholders.

Our directors and officers shall be indemnified for any monies they pay in settlement of actions performed while a director or officer. This may hurt our profitability.

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. We have authorized the indemnification of our officers and directors to the full extent available under the Nevada Revised Statutes.

As the Province of British Columbia owns the land covered by our mineral claims and native land claims might affect our title to the mineral claims or to British Columbia's title to the property, our business plan may fail.

We are unaware of any outstanding native land claims on the Chita claims. However, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

Risks associated with this Offering

You may not be able to resell your shares because there is no public trading market for our common stock.

Our Company plans to have its shares quoted on the NASD's OTC Bulletin Board. To be quoted on the OTC Bulletin Board, we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock. There are no assurances that we will be successful in having our shares quoted on the OTC Bulletin Board. There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

Offering is Limited to Canadians and Non-United States Residents

The offering of 3,000,000 shares by Banner will not be sold to residents of United States. The offer will be made mainly to Canadian and other non-United States residents. The Company plans to reject any subscription agreement that indicates that the subscriber is a resident of the United States. This may limit our ability to raise 100% of this offering.

Non-U.S. and non-Canadian Shareholders may have problems enforcing their legal rights.

Those shareholders who are not resident of U.S. and Canada may have difficulties enforcing legal rights and effect service upon the Company in the United States or upon the directors or officers in British Columbia. Accordingly, non-U.S. shareholders may be forced to bring actions against the Company and its directors and respective officers under U.S. and/or Canadian laws or courts in order to enforce claims that they may have against the Company or its directors or officers. This may be difficult or expensive and materially affect the shareholders' ability to enforce their legal rights.

Re-sale Restrictions for British Columbia Residents

Subscribers who bought shares from the offering of 3,000,000 shares from Banner who are residents of British Columbia are relying on an exemption from prospectus and registration requirements of B.C. securities laws for the purchase of the Company's securities and may only resell their shares pursuant to another prospectus and registration exemption under B.C. securities laws or pursuant to B.C. Securities Commission's BC Instrument 72-502 "Trade In Securities of U.S. Registered Issuers". BC Instrument 72-502 requires, among other conditions, that B.C. residents hold the shares for 4 months and limit the volume of shares sold in a 12-month period. (See "Resale Restrictions B.C. Securities Laws"). These restrictions will limit the ability of the B.C. residents to resell the securities in the United States and therefore, may materially affect the market value of your shares.

Selling shareholders who are resident of British Columbia have to comply with additional BC policies

Selling shareholders, who are residents of British Columbia, have to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares which are being registered for resell by this prospectus. Selling shareholders have to comply with B.C. Securities Commission's BC Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to resell their shares. BC Instrument 72-502 requires, among other conditions, that B.C. residents hold the shares for 4 months and limit the volume of shares sold in a 12-month period. (See "Resale Restrictions B.C. Securities Laws"). These restrictions will limit the ability of the B.C. residents to resell the securities in the United States and therefore, may materially affect the market value of your shares.

Selling shareholders who are resident of Alberta have to comply with additional Alberta policies

Selling shareholders, who are residents of Alberta, have to rely on an exemption from prospectus and registration requirements of Alberta securities laws to sell their shares which are being registered for resell by this prospectus. One prospectus exemption is set out in section 2.14 of National Instrument 45-102 "Resale of Securities" promulgated by the Canadian Securities Administrators. NI 45-102 requires, among other conditions, that residents of Canada do not own more than 10% of our stock and the trade is made through an exchange or market outside of Canada. See "Resale Restrictions Alberta Securities Laws". These restrictions will limit the ability of the Alberta residents to resell the securities in the United States and therefore, may materially affect the market value of your shares.

You have no benefit of an underwriter's due diligence.

This Prospectus includes a direct offering by us of shares at $0.10 as shown on the Prospectus cover page. There is no underwriter for this offering. Therefore, you will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter being involved in the preparation of information for disclosure and the pricing of the securities being offered as well as other matters. Accordingly, you are urged to obtain independent financial advice before investing in our Company.

Possible depressive effect of future sales of common stock.

As of the date hereof, the Company has 1,500,000 restricted securities. These restricted stock may be sold in compliance Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. When these restricted stock become freely tradable, the sale of these additional restricted stock may have a depressive effect on the market price of our common stock.

Our shares are considered penny stock and any investment in our shares will be considered a high-risk investment and are subject to restrictions on marketability.

We are selling our shares at $0.10 per share. If the bid price of our shares is less than $5.00 per share, our shares are considered "penny stock" for purposes of the Securities Exchange Act of 1934, as amended. Brokers effecting transactions in a penny stock are subject to additional customer disclosure and record keeping obligations. The additional obligations include disclosure of the risks associated with low price stocks, stock quote information and broker compensation. In addition, brokers making transactions in penny stocks are subject to additional sales practice requirements under the Exchange Act. These additional requirements include making inquiries into the suitability of penny stock investment for each customer or obtaining the prior written agreement of the customer for the penny stock purchase. Because of these additional obligations, some brokers will not effect transactions in penny stocks. If our shares trade below $5.00 per share when our Company is quoted for trading on the OTC Bulletin Board, this designation would have an adverse effect on the liquidity of our shares and your ability to sell our shares.

Our shareholders could experience dilution of their ownership interest if we issue shares that are purchased by third parties.

Under Nevada corporate law, shareholders of Banner do not have preemptive rights. This means that our shareholders do not have the legal right to purchase shares in a new issue before they are offered to third parties. In addition, our board of directors may approve the issuance of shares in many instances without shareholder approval. As a result, our shareholders would experience dilution of their ownership interest if we decide to raise additional funds by issuing more shares and these shares are purchased by third parties.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 5,445,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 64.1% of the common shares outstanding as of the date of this prospectus.

Use Of Proceeds

The net proceeds to us from the sale of up to 3,000,000 shares offered hereby at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $16,500 for legal, accounting, printing and other costs in connection with the offering. The first $16,500 raised will be used for offering expenses.

The table below shows how proceeds from this offering would be used for scenarios where our Company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we plan to invest the net proceeds in investment-grade, short-term, interest bearing securities.
Percent of total shares offered	25%	50%	75%	100%

Shares sold	750,000	1,500,000	2,250,000	3,000,000
Gross proceeds from offering	$75,000	$150,000	$225,000	$300,000
Less: Offering Expenses (1)	$16,500	$16,500	$16,500	$16,500
Net Offering Proceeds	$58,500	$133,500	$208,500	$283,500

Allocation
Exploration Program in 2006	$15,000	$15,000	$15,000	$15,000
Working capital	$27,000	$68,500	$133,500	$188,500
Costs to travel to and assess additional properties	$16,500	$20,000	$30,000	$50,000

(1)   The estimated offering expenses will be paid in the following order of priority: (1) $99.40 Securities and Exchange Commission Registration Fee; (2) legal services $10,000; (3) accounting fees $5,000; (4) fees due the transfer agent, printing and miscellaneous expenses $1,400.

It is possible that no proceeds may be raised from this offering. If we are not able to pay our offering expenses we will incur further losses.

There is no minimum offering. Regardless of the amount of money raised in this Offering, proceeds will not be returned to the investors. Management will utilize all proceeds received from the offering in implementing our business plan. If less than 25% of the shares are sold in the offering, this will limit our ability to proceed in accordance with our business plan. We also would reduce the working capital allocation and try to reduce the other anticipated expenses. We will not be able to proceed with our 2006 exploration program. We will not be exploring for additional natural resources properties. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations. We will have to find alternative sources of funding, like a second public offering, a private placement of securities, or loans from our officers or others. The type of financing will depend on market conditions and may be in the form of principal loans. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Proceeds will be first used to pay the offering expenses, then for our exploration program in 2006, and then for working capital. If there is not enough money to pay the offering expenses, the unpaid portion will be accrued as a liability.

Our initial exploration program for 2005 will cost approximately $15,000. We have already spent $14,000 towards our initial exploration program. In July 2005, we hired an independent geological consulting services company whose field crew carried out a program of mapping and sampling on the property and filed an assessment report with the BC Ministry of Energy and Mines which keeps the Chita claims in good standing until July 25, 2006.

Depending on the results of the initial exploration program, if our geologist recommends a follow-up program in 2006, we will follow-up with more detailed mapping and sampling at an estimated minimum cost of $15,000. We may conduct more detailed geophysical surveys utilizing more sensitive geophysical techniques to enhance the data that currently exists on the claims and focus specifically upon the presently known mineralized areas.

Additionally, we have been reviewing a potentially expanded field season in 2006 (subject to final analysis, budget availability, and independent recommendations). We have been approached by our neighboring mineral tenure holders to join them in a regional airborne survey (dighem em / magnetic geophysical survey). The advantage to the Company is significant in that being a part of a large regional program is extremely cost effective (overall program in excess of $145,000) with our share being approximately $30,000. If we were to contract the same survey independently the cost would be closer to $50,000.

Further, we are also reviewing a program (subject to final analysis, budget availability, and independent recommendations) for a trenching program which would allow geologists to sample "fresh rock" as the surface rocks are extremely weathered and leached (cretaceous period between 65 and 135 million years old). This will cost us $100,000 and we have not incorporated this amount in our budget and use of proceeds above.

Our exploration expenditures consist of consulting services, costs of obtaining geologic literature, costs of obtaining personal interviews with geologists, mining engineers and others familiar with the properties. Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, and digging trenches and transportation.

We cannot be more specific about the application of proceeds for exploration, because we do not know what we will find. However, funds allocated on general working capital may in part be spent on additional exploration work if warranted.

We do not know how much will ultimately be needed for exploration. If we are successful in immediately finding an ore body, we will stop exploring and go on to develop the property. Costs of exploring will then cease. We have only one milestone. The milestone is the discovery of mineralized material or exhaust exploration of the property. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have determined that there are reserves on the property will we consider developing our property. To develop the property we must determine that it is profitable to do so. Our exploration program is not intended to evaluate our property for development. If we find mineralized material, we intend to raise additional capital to evaluate our property for the purpose of developing it. If we exhaust exploration of our property and do not find mineralized material, we will cease exploration on this property. Exhaustion will occur when management believes that there is no reasonable likelihood that mineralized material is located on the property. Our offering will be completed 9 months after the effective date, or when $300,000 is raised, or when management decides to terminate the offering before the full $300,000 is raised, which ever occurs first.

Working capital is the cost related to operating our office and our business. Operating our office is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, and the salary of one secretary, if needed. Possible unallocated working capital uses include general and administrative expenses and can include costs relating to forming joint ventures, additional property acquisitions, the hiring of independent professionals, to be determined by our executive officers based upon their assessment of our company's needs. If we decide to perform a regional airborne survey or a trenching program, the funds will come from unallocated and available working capital.

Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. The principals of our Company will loan any difference resulting from the shortfall of paying offering expenses as well as any costs to file quarterly and annual reports required under the Securities Exchange Act of 1934.

We intend to use the proceeds of this offering substantially in the manner set forth above and in the order of listed priority. Investors should understand that we have wide discretion over the use of proceeds within the context of the business plan. Therefore, our decisions may not be consistent with the initial objectives of investors who will have little ability to influence these decisions.

We will not receive any proceeds from the sale of common shares offered in this prospectus by our selling shareholders.

Determination Of Offering Price

Prior to this offering of our common shares, there has been no public market for any of our securities and there can be no assurance that a market will develop. The price of our common shares for the public offering, when sold by us, will be $0.10 per share.

The offering price of our common shares sold by us has been arbitrarily determined by us and should not be construed as indicative of the value of our common shares. In determining the offering price, we considered the last private placement price of $0.05 per share, and we considered the amount of funds we will need to properly capitalize our business efforts, together with the amount of dilution such financing would have on our present shareholders. There can be no assurance that any of our common shares could be sold for the offering price of $0.10 or for any other amount.

There is no established public market for the common shares being registered. As a result, the offering price and other terms and conditions relative to the common shares offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

The selling shareholders intend to sell their shares on the open market. Presently, our common shares are not traded on any public market. We intend to apply to the OTC Bulletin Board ("OTCBB") to allow the quotation of our common stock upon us becoming a reporting entity under the Securities Exchange Act of 1934, as soon as possible after the effective date of this registration statement. To be quoted on the OTCBB, we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock. We intend to file a registration statement under the Exchange Act as soon as possible after the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so quoted and a market for the stock develops, the actual price of stock, when sold by the selling shareholders, will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price by selling shareholders would thus be determined by market factors and the independent decisions of the selling shareholders.

Until the shares of the Company are quoted for trading on the OTCBB, the selling shareholders will sell their shares at a price of $0.10 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.10 per share.

Dilution

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

Dilution is the difference between the public offering price of $0.10 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

Our net book value (deficit) prior to the offering, based on the June 30, 2005 financial statements, was approximately $(1,240) or $0.0001785 per common share. As of June 30, 2005 there were 6,695,000 shares outstanding. Prior to selling any shares in this offering, we had 6,945,000 shares of common stock outstanding. We are now offering up to 3,000,000 shares at $0.10 per share.

If all shares offered herein are sold, we will have 9,945,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be $282,260 or approximately $0.03 per share. This would result in dilution to investors in this offering of $0.07 per share, or 70% from the public offering price of $0.10 per share. Net tangible book value per share would increase $0.03 per share for our current shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 5,445,000 shares of common stock offered through this prospectus, which were acquired by the selling shareholders from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 in February 2005.

Based on information provided to us by the selling shareholders, the following table provides information regarding the number of shares of our common stock held by each of the selling shareholders as of November 14, 2005, including:

o	the total number of shares that are to be offered by each;
o	the percentage owned by each prior to the offering; and
o	the percentage owned by each upon completion of the offering.

Name and Address of Selling Shareholders (1)	Number of Shares Being Offered	Percentage of Ownership Before Offering	Percentage of Ownership After Offering (2)
Robert Anderson Vancouver, BC	100,000	1.4%	0.0%
BBX Marketing Corp. Vancouver, BC (beneficial owner: Thomas Brady)	50,000	0.7%	0.0%
Erik Benson Vancouver, BC	25,000	0.4%	0.0%
Thomas Brady Vancouver, BC	200,000	2.9%	0.0%
Matthew Brooks Surrey, BC	100,000	1.4%	0.0%
William Brownrigg Wicklow, Ireland	100,000	1.4%	0.0%
Glen Carriere Edmonton, AB	50,000	0.7%	0.0%
Ronald Chan Vancouver, BC	50,000	0.7%	0.0%
Charles M. Disher (3) North Vancouver, BC	250,000	3.6%	0.0%
Andrew Hamilton Calgary, AB	325,000	4.7%	0.0%
Christopher Hamilton Squamish, BC	325,000	4.7%	0.0%

Name and Address of Selling Shareholders (1)	Number of Shares Being Offered	Percentage of Ownership Before Offering	Percentage of Ownership After Offering (2)
Geoffrey Hamilton North Vancouver, BC	100,000	1.4%	0.0%
Ian Hamilton West Vancouver, BC	325,000	4.7%	0.0%
Mark Hewett Vancouver, BC	125,000	1.8%	0.0%
Iron Mask Explorations Ltd. Vancouver, BC (beneficial owner: Andrew Smith)	200,000	2.9%	0.0%
Janice Kelly West Vancouver, BC	325,000	4.7%	0.0%
Greg Kraft Vancouver, BC	250,000	3.6%	0.0%
Rick Langer West Vancouver, BC	100,000	1.4%	0.0%
David Lim Vancouver, BC	100,000	1.4%	0.0%
Milan Lubovac Edmonton, AB	50,000	0.7%	0.0%
Magellan Management Company Vancouver, BC (beneficial owner: Gavin Roy)	650,000	9.4%	0.0%
Nebal Nosh West Vancouver, BC	50,000	0.7%	0.0%
Alfred Riediger Edmonton, AB	200,000	2.9%	0.0%
Stuart D. Ross Nelson, BC	100,000	1.4%	0.0%
Gurpreet Sangha Surrey, BC	300,000	4.3%	0.0%
John Tkachuk Sherwood Park, AB	200,000	0.4%	0.0%
Pamela Starek Vancouver, BC	25,000	2.9%	0.0%
Tranquility Bay Investments Ltd. Vancouver, BC (beneficial owner: Ping Phuan Siu)	400,000	5.8%	0.0%

Name and Address of Selling Shareholders (1)	Number of Shares Being Offered	Percentage of Ownership Before Offering	Percentage of Ownership After Offering (2)
Peter Watson North Vancouver, BC	50,000	0.7%	0.0%
Valor Mines Inc. West Vancouver, BC (beneficial owners: John and Marlyse Hajek)	320,000	4.6%	0.0%
Total	5,445,000	77.0%

(1) Except as disclosed below, none of the selling shareholders has had a material relationship with us other than as a shareholder at any time since inception of the Company; or has been one of our officers or directors.

(2) Based on the assumption that the selling shareholders will sell all of their shares offered in this prospectus. However, we do not know whether the selling shareholders will sell all or less than all of their shares.

(3) Charles M. Disher is the son of one of our directors, James H. Disher.

Plan Of Distribution

There is currently no public trading market for our common stock

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares. Should a market develop, there can be no assurance that any of our common shares could be sold for the offering price of $0.10 or for a higher amount.

Banner plans to have its shares quoted on the NASD's OTC Bulletin Board. To be quoted on the OTC Bulletin Board, we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock. There are no assurances that we will be successful in having our shares quoted on the OTC Bulletin Board. We have not engaged a market maker yet, however, we have been communicating with a few market makers. We cannot assure you that we will be successful in obtaining any listing. Even if we are listed on the OTC, we cannot predict the extent to which an active public market for our common stock will develop or be sustained after this offering. A thinly traded common stock can be more volatile than common stock trading in an active public market.

Self Underwriting by Banner

The 3,000,000 shares being offered by Banner will be sold by the efforts of Mr. James Disher, President and a director of the Company. He will not receive any commission from the sale of any shares. He will also not register as a broker or dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker or dealer. These conditions include the following:
(1)	None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,
(2)	None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

(3)	None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and
(4)

All of the selling persons meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (c) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Offering Period; No Minimum Offering; Target Purchasers

This offering will commence on the date of this prospectus and continue for a period of nine months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell.

If we decide to offer our securities in the United States, we will have to comply with the securities laws of the applicable states, commonly referred to as "Blue Sky" laws. State Blue Sky administrators typically assess not only the sufficiency of disclosure but also the fairness of the offering. However, the U.S. Congress enacted the National Securities Market Improvement Act of 1996 to specifically preclude the various states from requiring the registration of certain "covered securities," which include nationally traded securities, or securities listed or authorized for listing on the New York Stock Exchange or the American Stock Exchange or included or qualified for inclusion on the Nasdaq National Market. The Blue Sky requirements generally will be relevant only with respect to those companies whose securities will not be listed on those stock exchanges or the Nasdaq National Market. Our present intention is only to be listed on the OTC Bulletin Board, therefore, we will have to comply with the state securities laws of the applicable state for and in which we decide to make offers or sell securities. If we decide to offer or sell our securities outside the United States, we will also have to comply with applicable securities laws of the jurisdiction of residence of our investors. We have not made any specific preferential allocations to any group of targeted investors, including offerings to existing shareholders, directors or employees.

The offering will not be sold to officers, directors or affiliates of Banner. The offer will be made mainly to Canadian and other non-United States residents. If the subscriber is a resident of British Columbia, the Company will deliver an offering memorandum, together with this prospectus, before the subscriber decides whether he or she wants to buy our shares. By delivering an offering memorandum, we are relying on an exemption from prospectus and registration requirements of B.C. securities laws in selling the shares to the subscribers. Subscribers who are resident in a jurisdiction other than U.S. or British Columbia must comply with the applicable securities law of these jurisdictions. The Company plans to reject any subscription agreement that indicates that the subscriber is a resident of the United States. If the Company decides to solicit subscribers who are residents of the United States, we will issue an amended prospectus reflecting such changes.

Shares issued to subscribers who are residents of Canada will have a legend in substantially the following form:

"As long as the Company is not a reporting issuer in any Canadian province or territory, the securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from the requirements to provide the purchaser with a prospectus and to sell securities through a person registered to sell securities under the applicable securities legislation, the availability of which is to be established to the satisfaction of the Company."

To the extent known to the Company, major shareholders, directors or members of the Company's management, supervisory or administrative bodies do not intend to subscribe in the offering, nor does the Company have knowledge that a person intends to subscribe for more than 5% of the offering.

Possible Use of Brokers or Dealers to Sell Shares

As of the date of this Prospectus, we have not retained a broker or dealer for the sale of our securities. If we engage brokers or dealers in a selling syndicate after the effective date of this Registration Statement, we will furnish that information by an updated Prospectus. Before any broker or dealer could participate in the offering, it must obtain a "no objection" position on the terms of the underwriting compensation from the NASD's Corporate Finance Department.

Procedure of Subscription

If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a cheque or wired funds to us, for acceptance or rejection. You may subscribe for any number of shares in this offering. All checks should be made payable to "Banner Resources Inc."

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

No Escrow of Proceeds

There is no escrow of any of the proceeds of this offering. We will hold your subscription funds in trust until midnight on the second business day after the day on which we received your signed subscription agreement. We reserve the right to accept or reject subscriptions in whole or in part at our sole and absolute discretion and to close the subscription books at any time without notice. Any subscription funds for subscriptions that we do not accept will be returned promptly after we have determined not to accept the funds. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall not be paid back to subscribers except as may be required by applicable law.

Resale Restrictions B.C. Securities Laws

If you are a resident of British Columbia, you have to rely on an exemption from prospectus and registration requirements of B.C. securities laws to resell your shares. You may rely on the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with B.C. securities laws to resell your shares.

According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1)	The securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act.
(2)	The seller's residential address or registered office is in British Columbia.
(3)	A 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.
(4)	If the seller is a control person of the company, then the seller has held the securities for at least 6 months.
(5)

The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.

(6)	The seller sells the securities through a registered investment dealer.
(7)	The registered investment dealer executes the trade through an exchange, or market, outside Canada.
(8)	There has been no unusual effort made to prepare the market or create a demand for the securities.
(9)	The seller has not paid any extraordinary commission or other consideration for the trade.

(10)

If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

Prospectus Information Available

We may advise prospective investors that our Registration Statement, including this Prospectus, and updated reports, are available on the SEC website at http://www.sec.gov.

No person, individual or group has been authorized to give any information or to make any representations in connection with resales other than those contained in this Prospectus. Any information or representations not in the Prospectus must not be relied on as having been authorized by our officers or us. This Prospectus is not an offer to sell, nor a solicitation of an offer to buy, any of the securities it offers, to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale shall, under any circumstances, create any implication that the information in this Prospectus is correct as of any date later than the date of this Prospectus.

Shares Offered By Selling Stockholders

Summary

We have agreed to register for public resale, our common shares which have been issued to the selling shareholders. The offering will remain open for nine months after the effective date of this prospectus. The selling shareholders will receive all of the net proceeds from their sales. Prior to having its shares quoted on OTCBB, the selling shareholders may, from time to time, sell all or a portion of the shares of common stock of our Company, which they own at $0.10 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.10 per share. Presently, the selling shareholders cannot sell their common stock of our Company in accordance with Rule 144 under the Securities Act.

The selling shareholders may sell their shares of common stock of our Company directly to purchasers in privately negotiated transactions or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling shareholder or, if any such broker or dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved.

The selling shareholders and any brokers, dealers or agents that participate with the selling shareholders in sales of their shares of common stock of our Company may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of our shares of common stock offered hereby other than broker or dealer discounts and commissions.

Selling shareholder's "Underwriter" Status; prospectus Delivery Requirement

As indicated on the prospectus cover page, all shareholders as of the date of this prospectus who resell such shares may be deemed to be statutory "underwriters" (as defined in Securities Act of 1933 Section 2(a)(11)) and "engaged in a public distribution". Accordingly, Banner intends to mail a prospectus to each shareholder. Each selling shareholder should review it carefully and deliver it to any broker or dealer engaged to sell stock or to any buyer in a direct sale. Selling shareholders and certain brokers and dealers are required to deliver a prospectus 48 hours prior to confirming sales. See the back cover page of the prospectus. Additional copies of the prospectus may be printed by accessing it on the SEC website at http://www.sec.gov, or it may be obtained by writing or calling Banner at Suite 302, 2484 Haywood Avenue, West Vancouver, British Columbia, Canada V7V 1Y1, telephone (604) 926-0508. See

"Selling Shareholders" above for information as to the largest shareholders, the amounts owned, and any relationships with Banner.

Suggested Selling Shareholder's Underwriting Compliance Procedures

Except as indicated under "Selling Shareholders" none of the shareholders is known to Banner to be a broker or dealer or to have any experience in the distribution of securities or to have any material relationships with Banner. Banner is not aware of any intent by a shareholder to engage in passive market making transactions as permitted by Rule 10b-6A under the Securities Exchange Act of 1934 or in stabilization or other transactions affecting the market price. We are not aware of any intent by our officers, directors or principal shareholders to purchase shares from selling shareholders.

It is suggested to selling shareholders that, to avoid technical violations of underwriting regulations, they should observe the prospectus delivery requirement described above and on the back cover of the prospectus, as well as the following suggested procedures, and also consult legal counsel. These suggestions do not constitute legal advice nor any representation or warranty that these are necessary or sufficient to comply with, or avoid enforcement action (civil or criminal) for alleged violations of, any type of law. Shareholders engaging in any direct or indirect transactions of any nature as to any of Banner's securities do so at their own risk and expense. All sales should be conducted through brokers or dealers, who should be given a copy of the prospectus and advised of the SEC and NASD position that such sales may be deemed to be part of a "public distribution" by statutory "underwriters" (selling shareholders). No purchases of shares or other transactions having the purpose or effect of affecting the price should be engaged in by or on behalf of shareholders before or after the sale. Banner's public reporting status should be brought to the brokers' or dealers' and buyers' attention. Updated information about Banner will be in its reports to the SEC at http://www.sec.gov. See "Available Information" near the end of the prospectus, for further details on how to obtain copies of such reports.

Although isolated resales often are exempt from state "blue sky" securities regulation and registration requirements, and the reporting company status of an issuer broadens the availability of resale exemptions, selling shareholders should be cautious in view of their "underwriter" status in the eyes of the SEC and NASD. They are urged to consult qualified local securities counsel. Banner is not undertaking, and it will be the selling shareholders' responsibility, to file any necessary state exemption, qualification, or registration statements or notices (such as Form U-1) and offering documents (such as this prospectus) if needed for resales in a particular state.

Different Methods of Selling Stock

The selling shareholders may offer their shares of common stock at various times in one or more of the following transactions:

▪	in over-the-counter market;
▪	in private transactions other than in the over-the-counter market;
▪	in connection with short sales of our shares;
▪	by pledge to secure debts and other obligations; or
▪	in a combination of any of the above transactions.

The selling shareholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. Until the shares of the Company are quoted for trading on the OTCBB, the selling shareholders will sell their shares at a price of $0.10 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.10 per share.

The selling shareholders may use brokers or dealers to sell their shares. Sales through brokers or dealers may involve one or more of the following:

▪

block trades in which the broker or dealer so engaged will attempt to sell the selling shareholder's shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; or
▪	ordinary brokerage transactions and transactions in which the broker solicits purchasers.

If a broker or dealer is engaged by a selling shareholder, such broker or dealer may either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents. Affiliates of one or more of the selling shareholders may act as principals or agents in connection with the offer or sale of shares by selling shareholders.

Selling shareholders also may resell all or a portion of the shares in privately negotiated transactions or in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that Rule. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two year holding period.

Selling shareholders have been advised that during the time each is engaged in distribution of the securities covered by this prospectus, to the extent applicable, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant to such Regulation:

▪	shall not engage in any stabilization activity in connection with our securities;
▪	shall furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and
▪	shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The selling shareholders and any brokers, dealers or agents that participate with the selling shareholder in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales and subject to any liabilities under such Act. Any commissions received by such brokers, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Resale Restrictions B.C. Securities Law

All of the selling shareholders are either residents of British Columbia or Alberta, and they have to rely on an exemption from prospectus and registration requirements of B.C. or Alberta securities laws to sell their shares which are being registered for resell by this prospectus. Selling shareholders resident of B.C. may rely on the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with B.C. securities laws to resell their shares.

According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1)	The securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act.
(2)	The seller's residential address or registered office is in British Columbia.
(3)	A 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.

(4)	If the seller is a control person of the company, then the seller has held the securities for at least 6 months.
(5)

The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.

(6)	The seller sells the securities through a registered investment dealer.
(7)	The registered investment dealer executes the trade through an exchange, or market, outside Canada.
(8)	There has been no unusual effort made to prepare the market or create a demand for the securities.
(9)	The seller has not paid any extraordinary commission or other consideration for the trade.
(10)

If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

Resale Restrictions Alberta Securities Laws

Selling shareholders resident of Alberta may rely on the National Instrument 45-102 "Resale of Securities" to comply with Alberta securities laws to resell their shares.

According to NI 45-102, an Alberta resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the Alberta Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

The prospectus requirement does not apply to the first trade of a security distributed under an exemption from the prospectus requirement if

(a)	the issuer of the security
(i) was not a reporting issuer in any jurisdiction of Canada at the distribution date, or
(ii) is not a reporting issuer in any jurisdiction of Canada at the date of the trade;
(b)

at the distribution date, after giving effect to the issue of the security and any other securities of the same class or series that were issued at the same time as or as part of the same distribution as the security, residents of Canada

(i) did not own directly or indirectly more than 10% of the outstanding securities of the class or series, and
(ii) did not represent in number more than 10% of the total number of owners directly or indirectly of securities of the class or series; and
(c)	the trade is made
(i) through an exchange, or a market, outside of Canada, or
(iii) to a person or company outside of Canada.

Selling shareholders resident of Alberta are urged to consult their own legal counsel for other exemptions from the requirement to deliver a prospectus pursuant to Alberta securities laws.

Special Note Regarding Forward Looking Statements

Some of the statements under the "Prospectus Summary," "Risk Factors," "Plan of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

Legal Proceedings

We are not a party to or aware of any threatened litigation of a material nature.

Our agent for service of process is Business First Formations, Inc., of 3990 Warren Way, Reno, Nevada 89509.

Directors, Executive Officers, Promoters And Control Persons

Executive Officers And Directors

The following table sets forth the directors and executive officers of our Company, their ages, term served and all officers and positions with our Company. A director is elected by stockholders and serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company that has to comply with the reporting requirements of the Securities Exchange Act of 1934.
Name of Director	Age	Term Served	Positions
James H. Disher	54	Since inception	President, Secretary, Treasurer and Director
Robert Krause	46	Since inception	Director

A brief description of the background and business experience of our executive officers:

Mr. Disher has been the President, Secretary, Treasurer and Director since our Company's inception on January 24, 2005. Mr. Disher, a self-employed businessman, has been actively involved in managing and financing both private and public companies for the past 10 years and was previously a licensed registered representative with the largest independent brokerage firm in Canada. Mr. Disher ceased to be a registered representative 10 years ago to join a junior mining exploration company, International Jaguar Equities Inc., as Vice President and rising to President. In 2002, the company changed business and was renamed to Advectus Life Sciences Inc., having acquired a license to a technology to treat brain tumors. The company was listed on the TSX Venture Exchange (Canada). Pre-clinical trials on the technology were inconclusive and the company voluntarily delisted in July 2004. Mr. Disher will continue to serve in his present positions with the Company until the next annual meeting of shareholders and devote 20% (or 8 hours per week) of his business time to Banner.

Mr. Krause has been Director since our Company's inception on January 24, 2005. Mr. Krause is an exploration geologist who has been actively involved as a consulting geologist since 1985 with international exploration experience. He is president of R.G. Krause & Associates Inc. of Vancouver, British Columbia. Mr. Krause has a Bachelor of Science (geology major) from the University of British Columbia, Canada. From 1999 to 2003 Mr. Krause was Vice President of Exploration, acting as senior geologist, of Starfield Resources (which is listed on the TSX Venture Exchange). From May 2003 to July 2005 Mr. Krause was president and director of Chilco River Holdings Inc. (which became listed on the OTCBB in February 2005). From 2003 to present, Mr. Krause is a director and chief geologist of Wyn Development (which is listed on the TSX Venture Exchange). Mr. Krause will continue to serve in his present positions with the Company until the next annual meeting of shareholders and devote 5% (or 2 hours per week) of his business time to Banner.

Conflicts of Interest

We believe that James H. Disher could have conflict of interest relationships with other mineral exploration companies. Mr. Disher will continue to be involved in the mineral exploration business for other entities and his involvement could create conflicts of interest. At the present time, we do not foresee any direct conflicts because we intend to explore and develop our own mineral claims. However, in the future, we may enter into joint venture relationships with companies which Mr. Disher is affiliated. The only conflicts that we foresee is Mr. Disher's devotion to time to other mineral exploration projects that do not involve us.

Audit Committee

The Company does not have a formally constituted Audit Committee as the Board considers the Company's size and operation does not warrant such a committee. The Board acts as a de facto Audit Committee in conjunction with its regular Board meetings. The Board regularly reviews the Company's financial statements and evaluates the scope and effectiveness of the external audit function on an annual basis.

Ethical Standards

The Company is aware of its corporate governance responsibilities and seeks to operate to the highest ethical standards. The Company does not have a formal Code of Ethics.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended June 30, 2005, by Mr. Disher, our sole executive officer.

Summary Compensation Table Long-Term Compensation Awards
Compensation - as of Jun. 30, 2005
Name and Principal Position	Salary	($) Bonus	($) Other Annual Compensation	($) Number of shares Underlying Options (#)
James H. Disher President, Secretary and Treasurer	$5,000 (1)	None	$2,500 (1)	None

(1) We currently pay our president and sole executive officer, James Disher, $1,000 per month for consulting services and $500 per month for use of office facilities.

We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to 20% of our outstanding shares of common stock for that purpose.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our Company, each person known to our Company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our Company as a group:

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
James H. Disher Vancouver, B.C. President, Secretary, Treasurer and Director	Common	1,000,000 shares	14.4%
Robert Krause Vancouver, B.C. Director	Common	500,000 shares	7.2%
Magellan Management Company Vancouver, B.C. (beneficial owner: Gavin Roy) Holder of more than 5% of outstanding stock	Common	650,000 shares	9.4%
Tranquility Bay Investments Ltd. Vancouver, B.C. (beneficial owner: Ping Phuan Siu) Holder of more than 5% of outstanding stock	Common	400,000 shares	5.8%
All officers & directors as a group (2 persons)	Common	1,500,000 shares	21.6%

(1) The percentage of class is based on 6,945,000 shares of common stock outstanding as of November 14, 2005.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Banner is presently authorized to issue 75,000,000 shares of common stock, with a par value of $.001 per share. As of November 14, 2005, there were 6,945,000 shares of our common stock outstanding, held by 32 stockholders of record. Banner has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors. Holders of our common stock representing a majority of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, except as otherwise provided by statute. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our Company nor are any common shares subject to redemption or convertible into other securities of our Company. Upon liquidation, dissolution or winding up of our Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our Company.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Anti-Takeover State Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation state that these provisions do not apply. Our bylaws authorized the indemnification of officers and directors of the Company to the full extent available under the Nevada Revised Statutes. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent

We intend to use Pacific Corporate Trust Company of Vancouver, British Columbia, as our transfer agent and registrar for the common stock upon completion of the offering.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of it is parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. To be quoted on the OTCBB, we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock.

Rule 144

Upon completion of this offering, we will have 9,945,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, up to 8,445,000 shares will be freely tradable without restriction or further registration under the Securities Act of 1933, consisting of 3,000,000 shares to be sold pursuant to this offering and 5,445,000 by selling shareholders under this prospectus.

The remaining 1,500,000 of common stock were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These 1,500,000 shares are "restricted securities" and the limitations of Rule 144 will apply. These 1,500,000 shares of our common stock will be available for resale to the public after February 28, 2006, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

Our shares will have to comply with the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that has to comply with the penny stock rules. As our shares immediately following this offering will likely have to comply with such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Holders

There are 32 shareholders of record for the common shares.

Dividends

No dividends have been declared on the common shares as of the date hereof.

Certain Relationships and Related Transactions

In connection with the organization of Banner, Mr. Disher, the President, Secretary, Treasurer and Director of our Company, and Mr. Krause, our Director, respectively purchased 1,000,000 shares and 500,000 shares at a price of $0.001 per share.

In April 2002, Chita Creek Exploration Ltd. ("Chita Creek"), a company of which Mr. Disher, our President, is also president, sold the beneficial interests to the Chita claims to Valor Mines Ltd., Valor is at arm's length to Chita Creek. As part of that transaction Chita Creek agreed to hold title to the Chita claims for Valor as long as the claims are in good standing. When we acquired the Chita claims from Valor in February 2005, Valor directed Chita Creek to transfer title to the Chita claims to Banner Exploration Ltd., our wholly owned subsidiary. Our acquisition of the Chita claims from Valor is a negotiated arm's length transaction. Chita Creek no longer has any interest or further obligation regarding the Chita claims.

As of June 30, 2005, the Company paid $5,000 to Blue Frontier Ventures Inc., a private company of which Mr. Disher is president, for consulting services and $2,500 for use of office facilities and rent. The Company entered into an agreement on February 1, 2005 with Blue Frontier for Mr. Disher to provide consulting services for $1,000 per month and use of office facilities for an additional $500 per month, on a month to month basis. We believe this is comparable to terms we could have obtained from unaffiliated third parties.

There is no assurance that the services to be provided by Mr. Disher, and facilities to be provided by Mr. Disher, will be available for any specific length of time in the future. Mr. Disher anticipates initially devoting up to approximately 20% of his business time to the affairs of our Company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Disher is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our Company would be determined if and when such arrangements become necessary.

Business

History and Organization

Banner Resources Inc. was incorporated under the laws of the state of Nevada on January 24, 2005. We have commenced limited business operations and we are considered an exploration stage company. To date, our activities include organizational matters, preliminary property investigations on the Chita claims, negotiating and purchasing those claims, obtaining a geology report on the Chita claims and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our Company, the founding shareholders of our Company contributed an aggregate of US$5,875 cash in exchange for a total of

5,875,000 shares. As consideration for the acquisition of the Chita claims, we issued 320,000 shares of common stock to Valor Mines Inc. We have no significant assets.

In July 2005, we hired an independent geological consulting services company whose field crew carried out a program of mapping and sampling on the property and filed an assessment report with the BC Ministry of Energy and Mines which keeps the Chita claims in good standing until July 25, 2006. In connection with these activities, we spent $14,000.

We own a 100% interest in seven mineral claims (Chita claims) consisting of an aggregate of 70 units, subject to a 2.5% Net Smelter Return royalty. We can acquire 1 1/2% of the Net Smelter Return for $1.0 million within 12 months from commencement of commercial production. We agreed to pay Valor Mines advance royalties of approximately $25,000 annually commencing February 1, 2008. If we fail to pay these advance royalties by February 1, 2008, we will have to transfer ownership of the Chita claims back to Valor. We acquired the Chita claims by issuing 320,000 shares of common stock to Valor Mines Inc. The Chita claims are registered in the name of our wholly owned subsidiary, Banner Exploration Ltd.

Between April and July 2005, we raised $22,500 cash from the sale of restricted stock and converted $15,000 of loans payable into stock by issuing 750,000 restricted stock to 10 persons at $0.05 per share.

During our present exploration stage, Mr. Disher, our president and secretary-treasurer, will only be devoting approximately 8 hours per week of his time to our business. Mr. Krause, our director, will only be devoting approximately 2 hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months as all exploratory work is being performed by an outside consultant. If, however, the demands of our business require more time of Mr. Disher or Mr. Krause, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, they are prepared to adjust their timetables to devote more time to our business. However, they may not be able to devote sufficient time to the management of our business, as and when needed.

We are actively reviewing additional natural resources properties in Canada, USA and Africa. However, we have no current plans, arrangements or intentions to acquire any specific property. We have no current plans, arrangements or intentions to enter into a joint venture with any specific party. However, we are always open to speak to third parties to see if we would be inclined to enter into a joint venture.

Proposed Business

Our plan of operations is to carry out exploration work on the Chita claims and to ascertain the quantities of base and precious metals. We will not be able to determine whether or not our mineral claims contain a mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability. We are presently in the exploration stage and there is no assurance that a mineral deposit exists on the mineral claims until appropriate geological exploration is done and a final comprehensive evaluation is concluded. There are no proven mineral reserves on the mineral claims and our proposed exploration program is entirely exploratory in nature.

The property that is the subject of our mineral claims is undeveloped and do not contain any open-pit or underground mines. There is no mining plant or equipment located on the property.

We will have to engage qualified geologists to conduct the mineral exploration program under industry standards. They will be responsible for hiring personnel and for all appropriate worker-related costs and will bill us for their services. This work is applicable to assessment requirements for the claims. The work outlined in the budget set out above will cover an additional year of tenure maintenance.

The exploration program proposed by Banner is designed to determine whether mineralization (minerals of value occurring in rocks) exists to the extent that further exploration is recommended to outline any such discovered mineralized zones. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. If we decide to abandon our mineral claims at any stage of our exploration program, we intend to acquire other properties and conduct similar exploration programs. Other properties may be located in the same mining district or we may decide to seek properties in other locations in the Province of British Columbia, the United States, Africa or another part of the world.

Interest in Mineral Claims

We spent $14,000 on the Chita claims and filed an assessment report with the B.C. Ministry of Energy and Mines, which keeps the claims in good standing with the Ministry until July 25, 2006. In order to keep the claims in good standing until July 25, 2007, we have to spend approximately $11,600 (Cad$14,000) on the claims prior to July 25, 2006 and file an assessment report with the B.C. Mineral Titles Branch before July 25, 2006, or we will lose our claims. The mineral claims are recorded in the name of our wholly owned subsidiary, Banner Exploration Ltd.

Acquisition of Chita claims

Pursuant to the Property Acquisition Agreement dated February 1, 2005, Banner acquired a 100% undivided mineral interest in the Chita claims from Valor Mines Inc. ("Valor") and as consideration Banner issued 320,000 common shares to Valor. Valor retained a 2.5% Net Smelter Return Royalty on the mineral claims, but Banner has a right to repurchase 1.5% of the Net Smelter Return Royalty interest at a price of $1,000,000 within 12 months from commencement of commercial production. Under the Property Acquisition Agreement, we will have to pay Valor $25,000 per year as advance royalties commencing February 1, 2008. If we fail to pay Valor the $25,000 by February 1, 2008, we must transfer ownership of the mineral claims back to Valor. Valor has agreed to provide geological consulting services for the claims at standard commercial prices if requested by us.

The Chita claims consist of seven mineral claims representing a total of 70 units that has been staked and recorded as a four post claim. In the Province of British Columbia, each unit equals 25 hectares. The following table sets forth the details of the claim.

Claim Name	Units	Record Number	Expiry Date
CHITA	18	358185	July 25, 2006
RED #1	1	358186	July 25, 2006
RED #2	1	358187	July 25, 2006

CHITA #2	8	358188	July 25, 2006
CHITA #3	12	358189	July 25, 2006
CHITA #5	12	360745	July 25, 2006
CHITA #6	18	360746	July 25, 2006

Net Smelter Return means generally the gross proceeds received by the Company from the sale of minerals produced from the Chita claims to a party that is arm's length to the Company, less all amounts previously paid by the Company to Valor before commencement of commercial production of minerals, and less costs related to insurance, transportation, sales, marketing, taxes and charges.

Geology Report

In February 2005, Mr. Glen Macdonald, P.Geo. was hired by Banner to provide an initial Geology Report on the Chita claims (the "Macdonald Report"). Mr. Macdonald has 29 years experience as a consulting geologist. He graduated from the University of British Columbia, Canada, with degrees in Economics in 1971 and Geology in 1973. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 20464) and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta (No. 36214). The purpose of this report was to evaluate the area of the claim group, and the prior exploration work conducted on the claims, and to recommend an exploration program.

Exploration in 2005

Mr. Macdonald recommended an initial exploration program consisting of geological sampling and mapping program on the property. In July 2005, we hired an independent geological consulting services company whose field crew carried out a program of mapping and sampling on the property and filed an assessment report with the BC Ministry of Energy and Mines which keeps the Chita claims in good standing until July 25, 2006

Rock samples were selected from various rock units to be analyzed by thin section and whole rock chemical analysis. Several copper mineralized breccia samples were collected to be tested for gold content.

Further work is required to acquire additional samples from the anomalous areas and to trace them out along strike. Geological mapping of the rock units is required. It will be necessary to determine if the geological trend is going off the property and, if so, whether additional claims will be required.

The decision to conduct additional exploration on the Chita claims will be based on the results of the exploration program. The full scope and cost of this additional work will not be known until the completion of the recommended exploration program.

Recommended Exploration Program for 2006

Depending on the results of the initial exploration program, if our geologist recommends a follow-up program in 2006, we plan to follow-up with more detailed mapping and sampling at an estimated minimum cost of $15,000. We may conduct more detailed geophysical surveys utilizing more sensitive geophysical techniques to enhance the data that currently exists on the claims and focus specifically upon the presently known mineralized areas. We will do more prospecting to better understand the significance of the results of the earlier exploration programs and guide future work.

Additionally, we have been reviewing a potentially expanded field season in 2006 (subject to final analysis, budget availability, and independent recommendations). We have been approached by our neighboring mineral tenure holders to join them in a regional airborne survey (dighem em / magnetic geophysical survey). The advantage to the Company is significant in that being a part of a large regional program is extremely cost effective (overall program in excess of $145,000) with our share being approximately $30,000. If we were to contract the same survey independently the cost would be closer to $50,000.

Further, we are also reviewing a program (subject to final analysis, budget availability, and independent recommendations) for a trenching program which would allow geologists to sample "fresh rock" as the surface rocks are extremely weathered and leached (cretaceous period between 65 and 135 million years old). This program will cost us approximately $100,000.

Canadian Mining Law

Work on the claim is governed by the laws of British Columbia. Title to mineral claims are issued and administered by the Mineral Titles Branch, Ministry of Energy and Mines, and title must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the claim for mining proposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

The following disclosure is from the Macdonald Report.

Location and Access

The Chita claims are located in south-western British Columbia, located southwest of the town of Williams Lake, on the east side of Taseko Lake, southwest British Columbia, Canada.

The Chita claims are located at approximately 50° 15' north latitude and 123° 31' west longitude, on NTS map sheet no. 920/4 and 920/5, Clinton Mining Divisions, British Columbia, see Location Map below. The Chita claims are situated along the east shore of Lower Taseko Lake, southwestern British Columbia, approximately 60 kilometers northwest of Gold Bridge and 140 kilometers southwest of Williams Lake. Road access is via Highway 20 from Williams Lake, west 100 kilometers to the village of Hanceville. From there, a well maintained dirt road leads south for approximately 120 kilometers to the subject claims. A number of 4x4 roads cross the property. Winter access is via helicopter from bases at Gold Bridge, Pemberton, Lillooet, or Williams Lake.

The property is on moderate terrain with slopes dipping south and west to Chita Creek and Lower Taseko Lake. Elevations vary from 7,500 feet (2,286 meters) at the northern boundary of the Chita 1 claim to 4,348 (1,325 meters) at Lower Taseko Lake, for a total relief of 3,152 (961 meters). Drainage is north along the Taseko River, then east along the Chilko River into the Fraser River. Approximately 30% of the claims are above treeline. The remainder of the property is alpine to subalpine vegetation consisting mainly of pine and spruce.

The recommended field season is from mid-May to early November.

136°
128°
120°
60°
56°
52°
CASSIAR
FORT NELSON
Stikine R.
Iskut R.
Kechika R.
Williston Lake
STEWART
FORT ST. JOHN
Nass R.
PRINCE RUPERT
KITIMAT
QUEEN
CHARLOTTE
ISLANDS
PACIFIC
OCEAN
PRINCE GEORGE
WILLIAMS LAKE
CHITA Property
Fraser River
PORT ALICE
KAMLOOPS
VANCOUVER ISLAND
Okanagan
KELOWNA
Lake
VANCOUVER
VICTORIA
British Columbia
0
100
200
300
400
kilometres

PROFESSIONAL
PROVINCE OF
G. C. MacDONALD
BRITISH COLUMBIA
GEOSCIENTIST

FIGURE 1

LOCATION MAP

Claim Status

The Chita claims consist of seven mineral claims with a total of 70 units, covering 1,750 hectares (4324 acres). Claim title is recorded with the Provincial Ministry of Energy, Mines and Petroleum Resources. The anniversary date for the Chita claims is July 25, 2006. The recorded owner and beneficial owner of the claims is Banner Exploration Ltd., Banner's wholly owned subsidiary. The Chita claims expire on July 25, 2006. If we are unable to extend the expiration date, we will lose our mineral claims. We agreed to pay Valor Mines advance Net Smelter Return Royalty of $25,000 annually commencing February 1, 2008. If we fail to make the advance Net Smelter Return Royalty payment of $25,000 per year commencing February 1, 2008, the Company must transfer title back to Valor.

Summary

The Chita prospect occurs in a region with other similar occurrences being actively explored by other groups, and other deposits with significant historical development. Banner's property has an intermittent history of exploration by a variety of owners, including major mining companies. The extensive programs completed between 1962 and 1998 have demonstrated that classic porphyry hosted copper mineralization occurs at the Chita property. In addition, some of the late exploration work detected anomalous amounts of gold from wide-spaced stream silt geochemical sampling. During most of the earlier programs, where the most detailed work was completed, gold was not analyzed for, and consequently, gold content in the porphyry system is not known. The anomalous gold reported in streams fact is reflecting a distinct source area peripheral to the porphyry itself.

Further work is warranted at the Chita property to locate the source for the gold anomalies, to determine the gold content in the porphyry copper mineralization itself, and to identify the various intrusive rock units in the complex, and determine their alteration stage.

History of the Claims

The economic potential for copper in the area was first identified by prospectors E. Calep and C.M. Vick in the early 1930's, who followed float to exposures of narrow veins of pyrite, chalcopyrite and gold associated with feldspar porphyry dikes. The Fish Lake copper-gold deposit was discovered in the 1960's. Since then, several other prospects have been identified in the region, including Taseko Empress, Chita and Northwest Copper.

Previous work has been limited to approximately 25% of the total area of the claims. This work has focused primarily on the feldspar porphyry intrusives and breccias on the Chita 2 claim. Magnetic and induced polarization surveys, which are proven methods of establishing drill targets in porphyry copper environments, have identified a donut-shaped anomalous region approximately 2.5 km by 2.0 km in size. This target includes known mineralized breccia occurrences and is partially coincident with a copper soil geochemical anomaly.

Gold is anomalous in several stream silt geochemical sample sites west of, and down slope from, the induced polarization (IP) halo anomaly.

Geology

The Chita prospect is one of several localities of economic interest which have enticed the geological industry for the past seventy years. The geology and tectonic history of the area is quite complex and has provided academic geologists with the possible key to explaining the formation, timing and accretion of the Intermontane and Insular Superterraines to the western edge of North America.

A total of three geochemical soil surveys have completed on the property since 1962. Each of these surveys has indicated the presence of a substantial copper anomaly associated with the mineralization of the Chita property. This anomaly can be described as large, covering an area of 2.5 square kilometers and intense, with maximum values exceeding 1,000 ppm Cu.

These same geochemical surveys failed to indicate the presence of any significant gold anomaly. However, when considering arsenic as a proxy for gold, the geochemical data show anomalous concentrations and continuity across the south and southwest sections of the grid.

Stream sediment sampling completed in 1998 by Jaguar with the objective of assessing local drainages for signs of precious metal mineralization was successful in indicating the presence of gold downstream from the Chita surface showing and the interpreted IP halo. As with the arsenic, these results were strongest on the west flank of the Chita porphyry system.

The 1998 Lloyd Geophysics survey, on behalf of Jaguar, successfully defined an IP response surrounding the exposed mineralization, encompassing an area of 5 square kilometers. The anomalous IP and magnetic response are attributed to the presence of a central plug of feldspar-hornblende-biotite porphyry corresponding to an area of high magnetic response and high resisitivity, surrounded by a pyritic halo as indicated by high chargeability, low resistivity and low magnetic response.

This geophysical response is typical of the classic porphyry model in the Canadian Cordillera. Significantly, in other copper-gold systems, the concentrated pyrite in halo zones often has the strongest gold mineralization. In the case of the Chita prospect, this part of the system remains unexplored to date, but is located peripheral to gold stream sediment geochemical anomalies.

Previous drill programs conducted between 1963 and 1970 have reported significant copper intercepts.

Recommendations

Depending on the results of the initial exploration program, if our geologist recommends a follow-up program in 2006, we plan to follow-up with more detailed mapping and sampling at an estimated minimum cost of $15,000. We may conduct more detailed geophysical surveys utilizing more sensitive geophysical techniques to enhance the data that currently exists on the claims and focus specifically upon the presently known mineralized areas. We will do more prospecting to better understand the significance of the results of the earlier exploration programs and guide future work.

Additionally, we have been reviewing a potentially expanded field season in 2006 (subject to final analysis, budget availability, and independent recommendations). We have been approached by our neighboring mineral tenure holders to join them in a regional airborne survey (dighem em / magnetic geophysical survey). The advantage to the Company is significant in that being a part of a large regional program is extremely cost effective (overall program in excess of $145,000) with our share being approximately $30,000. If we were to contract the same survey independently the cost would be closer to $50,000.

Further, we are also reviewing a program (subject to final analysis, budget availability, and independent recommendations) for a trenching program which would allow geologists to sample "fresh rock" as the surface rocks are extremely weathered and leached (cretaceous period between 65 and 135 million years old). This program will cost us approximately $100,000.

Geological and Technical Staff

We are unable to name the geologists and engineers who will be performing work for Banner because they have not been retained. At the right time, we will hire from the available pool of contract geologists depending on the time of the year and availability of experience. Presently, there are no agreements or understandings to hire such geologists or engineers.

Competitive Factors

The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral resources. We are a very small exploration company compared to many of our competitors. Although we will be competing with other exploration companies, there is no competition for the exploration of minerals on our mineral claim. We intend to explore and find sufficient mineralization (minerals of value occurring in rocks) to a point in which major mining companies or mining financial groups would seriously consider pursuing the mineral claim as a valuable and significant acquisition.

Location Challenges

We do not expect any major challenges in accessing the property during the initial exploration stages.

Regulations

Our mineral exploration program will comply with the British Columbia Mineral Tenure Act. This act sets forth rules for:

*  locating claims
*  posting claims
*  working claims
*  reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that results in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit if we proceed beyond the exploration work contemplated by our proposed exploration program. There is a charge of approximately $1,500 in order to obtain a work permit under the Mining Act. The time required to obtain a work period is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of the exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the summary report. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in our exploration program because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our Chita claims.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our exploration program does not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended program described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

Initially, we intend to use the services of contractors and consultants for exploration work on our properties. At present, we have no paid employees. We believe in keeping a low number of full-time employees will conserve cash and allow greater flexibility in the future.

Plan Of Operations

Our business plan is to proceed with the exploration of the Chita claims to determine whether there are commercially exploitable reserves of gold or other base and precious metals. We have decided to embark upon the initial phase of the exploration program recommended by Glen Macdonald, P.Geo. The initial phase of the recommended program will cost approximately $15,000. On June 30, 2005 we had cash on hand of $4,157 and working capital deficiency of $1,240. Subsequent to June 30, 2005, the Company raised an additional $12,500 and accordingly, we are able to proceed through the initial stage of the exploration program.

We have concluded the field work of our initial exploration program and we expect to receive sample analysis and report by the end of September, 2005. Once we receive the results of our initial exploration program, our board of directors, in consultation with our consulting geologist, will assess whether to proceed to any further exploration phases. In making this determination to proceed, we will make an assessment as to whether the results of the initial exploration phase are sufficiently positive to enable us to proceed. This determination will include an assessment of our cash reserves after completion of the initial phase, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment. Should the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the Chita claims, we intend to seek out and acquire other mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.

If results are favorable, we plan to start our exploration program in spring of 2006, and we have budgeted $15,000 towards that program.

During this exploration stage, Mr. Disher, our president and secretary-treasurer, will only be devoting approximately 8 hours per week of his time to our business. Mr. Krause, our director, will only be devoting approximately 2 hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months as all exploratory work is being performed by an outside consultant. If, however, the demands of our business require more time of Mr. Disher or Mr. Krause, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, they are prepared to adjust their timetables to devote more time to our business. However, they may not be able to devote sufficient time to the management of our business, as and when needed.

We are presently raising additional funding in the form of equity financing from the sale of our common stock registered by this prospectus. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next 12 months:

(1)	$15,000 in connection with the 2006 geological work program; and
(2)	$60,000 for operating expenses and $16,500 for payment of offering expenses related to this Registration Statement.

We had cash in the amount of $4,157 as of June 30, 2005. We do not have plans to purchase any significant equipment or change the number of our employees during the next 12 months. Accordingly, after the 12 months has passed, we will need to obtain additional financing for any significant new operational or exploratory expenses.

Liquidity and Capital Resources

We had cash of $4,157 as of June 30, 2005. We had a working capital deficiency of $1,240 as of June 30, 2005.

In February 2005, we raised $5,875 from issuing 5,875,000 shares of common stock at a price of $0.001 per share, to 23 non-US persons, who are friends and business associates of our directors and officers.

In May 2005, we raised $10,000 cash and converted $15,000 of loans payable into stock by issuing 500,000 shares of common stock at a price of $0.05 per share, to six non-US persons, who are friends and business associates of our directors and officers.

In July 2005, we raised $12,500 from issuing 250,000 shares of common stock at a price of $0.05 per share, to four non-US persons, who are friends and business associates of our directors and officers.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition.

Description of Property

We own a 100% interest in the Chita claims subject to the royalty interests described above. The Chita claims are located 140 kilometers southwest of Williams Lake, in southwestern portion of the province of British Columbia and consists of 70 units comprising 1,750 hectares.

We do not own or lease any property other than our interest in the Chita claims.

We are currently paying $500 per month to a private holding company, of which James Disher is also president, for the use of our office space.

Available Information

We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Banner and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules. As of the effective date of this prospectus, we will have to comply with the information requirements of the Securities Exchange Act of 1934. Upon effectiveness of the Form SB-2 registration statement, we will be required to file reports with the SEC under section 13 of the Exchange Act.

The reports we will be required to file are Forms 10-KSB, 10-QSB and 8-K. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section, at prescribed rates. Please call the Commission at 1-800-SEC-0330. The Commission maintains an Internet Web site located at

http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider. Our registration statement and the referenced exhibits can also be found on this site.

Part F/S

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Banner Resources Inc. (An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Banner Resources Inc. (An Exploration Stage Company) as of June 30, 2005 and March 31, 2005 and the related consolidated statements of operations, cash flows and stockholders' deficit for the periods from January 25, 2005 (Date of Inception) to June 30, 2005 and March 31, 2005, and the three months ended June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Banner Resources Inc. (An Exploration Stage Company) as of June 30, 2005 and March 31, 2005, and the results of its operations, cash flows and stockholders' deficit for the periods from January 25, 2005 (Date of Inception) to June 30, 2005 and March 31, 2005, and the three months ended June 30, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Manning Elliott"

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 13, 2005

F-1

Banner Resources Inc.
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in U.S. dollars)

	June 30, 2005 $	March 31, 2005 $
ASSETS		
Current Assets		
Cash	4,157	9,147
Prepaid expenses (Note 4)	–	1,000
Total Assets	4,157	10,147
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Current Liabilities		
Accounts payable	412	1,402
Accrued liabilities	4,000	2,750
Loans payable (Note 5)	–	15,000
Due to related parties (Note 4)	985	–
Total Liabilities	5,397	19,152
Contingencies and Commitments (Notes 1 and 3)		
Subsequent Event (Note 8)		
Stockholders' Deficit		
Common Stock (Note 6) Authorized: 75,000,000 shares, par value $0.001 Issued: 6,695,000 shares (March 31, 2005 - 6,195,000 shares)	6,695	6,195
Additional Paid-in Capital	24,500	–
Stock Subscriptions Receivable	–	(650)
Donated Capital	1,266	1,266
Accumulated Other Comprehensive Loss	(202)	(52)
Deficit Accumulated During the Exploration Stage	(33,499)	(15,764)
Total Stockholders' Deficit	(1,240)	(9,005)
Total Liabilities and Stockholders' Deficit	4,157	10,147

The accompanying notes are an integral part of these consolidated financial statements

F–2

Banner Resources Inc.
(An Exploration Stage Company)
Consolidated Statements of Operations
(Expressed in U.S. dollars)

	Cumulative From January 24,2005 (Date of Inception) to June 30, 2005 $	For the Three Months Ended June 30, 2005 $	From January 24,2005 (Date of Inception) to March 31, 2005 $
Revenue	–	–	–
Expenses			
Consulting (Note 4)	1,902	402	1,500
General and administrative	3,636	2,057	1,579
Management fees (Note 4)	5,000	3,000	2,000
Meals and entertainment	3,318	3,143	175
Mineral property costs	1,463	166	1,297
Professional fees	10,516	4,250	6,266
Rent (Note 4)	5,717	4,717	1,000
Travel	1,947	–	1,947
Total Expenses	33,499	17,735	15,764
Net Loss	(33,499)	(17,735)	(15,764)
Other Comprehensive Loss			
Foreign Currency Translation Adjustment	(202)	(150)	(52)
Comprehensive Loss	(33,701)	(17,885)	(15,816)
Net Loss Per Share – Basic and Diluted		–	(0.01)
Weighted Average Shares Outstanding		6,393,000	2,905,000

The accompanying notes are an integral part of these consolidated financial statements

F–3

Banner Resources Inc.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in U.S. dollars)

	Cumulative From January 24, 2005 (Date of Inception) to June 30, 2005 $	For the Three Months Ended June 30, 2005 $	From January 24, 2005 (Date of Inception) to March 31, 2005 $
Cash Flows To Operating Activities			
Net loss	(33,499)	(17,735)	(15,764)
Adjustments to reconcile net loss to net cash used in operating activities			
Donated services	1,266	–	1,266
Shares issued for mineral claims	320	–	320
Changes in operating assets and liabilities			
Prepaid expenses	–	1,000	(1,000)
Accounts payable and accrued liabilities	4,412	260	4,152
Due to related parties	985	985	–
Net Cash Used in Operating Activities	(26,516)	(15,490)	(11,026)
Cash Flows from Financing Activities			
Loans payable	–	–	15,000
Common stock	30,875	10,650	5,225
Net Cash Provided by Financing Activities	30,875	10,650	20,225
Effect of Exchange Rate Changes on Cash	(202)	(150)	(52)
Increase (Decrease) in Cash	4,157	(4,990)	9,147
Cash – Beginning of Period	–	9,147	–
Cash – End of Period	4,157	4,157	9,147
Non-cash Investing and Financing Activities:			
Shares issued for mineral claims	320	–	320
Shares issued to settle loans payable	15,000	15,000	–
Supplemental Disclosures:			
Interest paid	–	–	–
Income taxes paid	–	–	–

The accompanying notes are an integral part of these consolidated financial statements

F–4

Banner Resources Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

1. Exploration Stage Company

The Company was incorporated in the State of Nevada on January 24, 2005. The Company has acquired a 100% interest in 70 mineral claim units located in the Clinton Mining Division, British Columbia.

The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "*Accounting and Reporting by Development Stage Enterprises*". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenue and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at June 30, 2005, the Company has a working capital deficit of $1,240, and has accumulated losses of $33,499 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to offer up to 3,000,000 common shares at $0.10 per share for gross proceeds of $300,000 to the Company.

2. Summary of Significant Accounting Policies

a) Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These financial statements include accounts of the Company and its wholly-owned subsidiary, Banner Exploration Ltd, a company incorporated in the Province of British Columbia on January 26, 2005. All intercompany transactions and balances have been eliminated. The Company's fiscal year end is March 31.

b) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d) Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "*Earnings per Share*" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-6

Banner Resources Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (continued)

e) Financial Instruments

The fair values of cash, accounts payable, accrued liabilities and due to related parties, approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

f) Foreign Currency Transactions/Balances

The Company's functional currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "*Foreign Currency Translation*" ("SFAS No. 52). Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

The functional currency of the wholly-owned subsidiary is the Canadian dollar. The financial statements of the subsidiary are translated to United States dollars in accordance with SFAS No. 52 using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders' equity. Foreign currency transaction gains and losses are included in current operations.

g) Mineral Property Costs

The Company has been in the exploration stage since its formation on January 24, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

h) Comprehensive Loss

SFAS No. 130, "*Reporting Comprehensive Income*" establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2005 and March 31, 2005, the Company's only component of comprehensive loss was foreign currency translation adjustments.

i) Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "*Accounting for Income Taxes*" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j) Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

F-7

Banner Resources Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars)

2. Summary of Significant Accounting Principles (continued)

j) Recent Accounting Pronouncements (continued)

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

The FASB has also issued SFAS No. 151 and 152, but they will not have relationship to the operations of the Company. Therefore a description and its impact for each on the Company's operations and financial position have not been disclosed.

3. Mineral Properties

The Company entered into an Agreement dated February 1, 2005 to acquire a 100% interest in seven mineral claims consisting of 70 mineral claim units located in Clinton Mining Division, British Columbia, Canada, in consideration for the issuance of 320,000 common shares with a fair value of $320. The fair value of these common shares was determined to be $0.001 based on the then most recent cash sale of common stock.

The claims are subject to a 2.5% Net Smelter Return royalty. The Company can acquire 1½% of the Net Smelter Return for $1,000,000 within 12 months from commencement of commercial production. The Company agreed to pay Valor Mines Inc. advance royalties of $25,000 annually commencing February 1, 2008. If the Company fails to pay these advance royalties by February 1, 2008, it will have to transfer ownership of the Chita claims back to Valor Mines Inc.

4. Related Party Transactions

a) From inception to March 31, 2005, the Company incurred rent of $1,000 and management services of $2,000 provided by a private company controlled by the President of the Company and other shareholders. At March 31, 2005, the Company had prepaid $1,000 for management services, which is included in prepaid expenses.

b) For the period ended June 30, 2005, the Company incurred rent of $1,500 and management services of $3,000 provided by a private company controlled by the President of the Company and other shareholders.

F-8

3,000,000 SHARES AT $0.10 PER SHARE BY THE COMPANY

AND

5,445,000 SHARES BY SELLING SHAREHOLDERS

OF BANNER RESOURCES INC.

COMMON STOCK

PROSPECTUS

Date:                    , 2005

Until _____________, 200___, 90 days after the effective date of this prospectus, all dealers that effect transactions in our registered securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BANNER RESOURCES INC.

Suite 302, 2484 Haywood Avenue

West Vancouver, British Columbia, Canada V7V 1Y1

Part II - Information Not Required In Prospectus

Item 24.  Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. Sections 78.7502 and 78.791 provide as follows:

Section 78.7502.   Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

(1)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3)

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

(1)

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)

By the stockholders;

(b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2)

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3)

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the offering for the securities included in this registration statement:

Amount

SEC Registration Fee

$

99

Legal Fees and Expenses

$

10,000

Accounting Fees and Expenses

$

5,000

Transfer Agent and Miscellaneous Fees

$

1,201

Printing and Shipping Expenses

$

200

Total

$

16,500

All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders named in this prospectus. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales of Unregistered Securities

We issued an aggregate of 5,875,000 shares of common stock on February 28, 2005 at a price of $0.001 per share, to 23 non-US persons, who are either our directors and officers, or close friends, relatives, business associates of our directors and officers and are not members of the public or are sophisticated purchasers (accredited investors under Canadian securities law).  We received $5,875 from this offering.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchaser represented to us that they were non-US persons, as defined in Regulation S, and that their intention to acquire the securities was for investment only and not with a view toward distribution.  We did not engage in a distribution of this offering in the United States and no general solicitation was made to the public and no advertising was conducted for the offering.

We issued another 320,000 shares of common stock on March 1, 2005 at a price of $0.26 per share, to Valor Mines Inc., as per our Property Acquisition Agreement with Valor, as consideration for our acquisition of the Chita claims.  For accounting purposes, we have recorded the share price to be $.001 per share.  These shares were issued pursuant to Regulation S of the Securities Act.  Valor represented to us that it is a non-US person, as defined in Regulation S, and that its intention to acquire the securities was for investment only and not with a view toward distribution.  We did not engage in a distribution of this offering in the United States and no general solicitation was made to the public and no advertising was conducted for the offering.

On May 25, 2005, we issued an aggregate of 500,000 shares of common stock at a price of $0.05 per share, to six non-US persons, who are either close friends, relatives, business associates of our directors and officers and are not members of the public or are sophisticated purchasers (accredited investors under Canadian securities law).  We received $10,000 cash from this offering and converted $10,000 of loans payable into stock.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchaser represented to us that they were non-US persons, as defined in Regulation S, and that their intention to acquire the securities was for investment only and not with a view toward distribution.  We did not engage in a distribution of this offering in the United States and no general solicitation was made to the public and no advertising was conducted for the offering.

On July 20, 2005, we issued an aggregate of 250,000 shares of common stock at a price of $0.05 per share, to four non-US persons, who are either close friends, relatives, business associates of our directors and officers and are not members of the public or are sophisticated purchasers (accredited investors under Canadian securities law).  We received $12,500 from this offering.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchaser represented to us that they were non-US persons, as defined in Regulation S, and that their intention to acquire the securities was for investment only and not with a view toward distribution.  We did not engage in a distribution of this offering in the United States and no general solicitation was made to the public and no advertising was conducted for the offering.

Item 27.  Exhibits Index

No.

Exhibit Name

3.1

(1)

Articles of Incorporation

3.2

(1)

Bylaws

4.1

(1)

Specimen Stock Certificate

5.1

(1)

Opinion of Counsel

10.1

(1)

Property Acquisition Agreement dated February 1, 2005 between Valor Mines Inc., Banner Exploration Ltd. and the Company

10.2

(1)

Bill of Sale Absolute dated March 18, 2005 transferring the Chita claims from Chita Creek Exploration Ltd. to Banner Exploration Ltd.

10.3

(1)

Consulting Agreement dated February 1, 2005 between Blue Frontier Ventures Inc. and the Company.

No.

Exhibit Name

23.1

(1)

Consent of Independent Registered Public Accounting Firm

23.2

Consent of Counsel (included in 5.1)

23.3

(1)

Consent of Glen Macdonald, P.Geo, Geologist

99.1

(1)

Subscription Agreement

99.2

(2)

Offering Memorandum

 (1)   Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on September 26, 2005.

 (2)   To be filed by Amendment to this Registration Statement.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

Item 28.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II.

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

III.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believes that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on November 14, 2005.

 Banner Resources Inc.

By:   /s/ James H. Disher
        James H. Disher
President, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ James H. Disher
President, Secretary, Treasurer and Director
James H. Disher

November 14, 2005

/s/ Robert Krause
Director
Robert Krause

November 14, 2005